Exhibit 10.15

WEBSENSE, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of Websense, Inc. (the “Corporation”):

Optionee:  Vernon Gene Hodges

Grant Date:  January 9, 2006

Vesting Commencement Date:  January 9, 2006

Exercise Price:  $          per share

Number of Option Shares:            shares

Expiration Date:

Type of Option:  Non-Statutory Stock Option

Exercise Schedule:  The Option shall become exercisable for twenty-five percent (25%) of the Option Shares upon Optionee’s completion of                      year(s) of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in a series of thirty-six (36) successive equal monthly installments upon Optionee’s completion of each additional month of Service over the thirty-six (36) month period measured from the first anniversary of the Vesting Commencement Date.

In the event the Corporation terminates Optionee’s employment other than for Cause, or Optionee resigns his employment for Good Reason, contingent upon Optionee providing the Corporation with a fully-effective waiver and release of claims in a form satisfactory to the Corporation, the vesting of the Option Shares that are not vested at the time of such termination or resignation shall be accelerated such that the Option Shares that would have vested if Optionee had remained continuously employed by the Corporation for a period of twelve (12) months following the date of such termination or resignation shall be vested.

Except as provided above, in no event shall the Option become exercisable for any additional Option Shares after Optionee’s cessation of Service.

Optionee understands and agrees that the Option is granted subject to and in accordance with and further agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges the receipt of a copy of the official prospectus for the Option in the form attached hereto as Exhibit B.

Employment at Will. Nothing in this Notice or in the attached Stock Option Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. Except as otherwise specified herein, all capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:

WEBSENSE, INC.

By:

Title:

OPTIONEE

Address:

ATTACHMENTS
Exhibit A - Stock Option Agreement
Exhibit B – Option Summary and Prospectus

EXHIBIT A

STOCK OPTION AGREEMENT

EXHIBIT B

OPTION SUMMARY AND PROSPECTUS

Non-Plan Inducement Grant

WEBSENSE, INC.

STOCK OPTION AGREEMENT

RECITALS

A.                                   Optionee has not previously been an employee or a non-employee member of the Corporation’s Board.

B.                                     Consistent with Nasdaq Marketplace Rule 4350(i)(1)(A)(iv), the Corporation has  made the promise of a stock option to Optionee as an inducement material to Optionee’s entering into Service with the Corporation.

C.                                     Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Corporation’s grant of an option to Optionee.

D.                                    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.                                       Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, a Non-Statutory Option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.                                       Option Term. This option shall expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3.                                       Limited Transferability.

(a)                                  This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, Optionee may  designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

(b)                                 In addition, to the extent that such action is permitted by the Board and is consistent with applicable securities laws, this option may be assigned in whole or in part during Optionee’s lifetime to one or more members of Optionee’s family or to a trust established for the exclusive benefit of one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4.                                       Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5.                                       Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)                                  Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while holding this option, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b)                                 Should Optionee die while holding this option, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance shall have the right to exercise this option. However, if Optionee has designated one or more beneficiaries of this option, then those persons shall have the exclusive right to exercise this option following Optionee’s death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(c)                                  Should Optionee cease Service by reason of Permanent Disability while holding this option, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

(d)                                 During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which the option is exercisable at the time of Optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares for which this option is not otherwise at that time exercisable.

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(e)                                  Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in any Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

6.                                       Special Acceleration of Option. If (a) within the eighteen (18) months immediately following a Change in Control your employment is terminated by the Corporation or any successor or assign without Cause or you resign your employment for Good Reason or (ii) the Corporation terminates your employment without Cause during the pendency of a merger agreement or tender offer which would result in a Change in Control, contingent upon you providing the Corporation with a fully-effective waiver and release of claims in a form satisfactory to the Corporation, this option, to the extent outstanding at the time of a Change in Control but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the Change in Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.                                       Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8.                                       Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9.                                       Manner of Exercising Option.

(a)                                  In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)                                     Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

(ii)                                  Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)                              cash or check made payable to the Corporation;

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(B)                                shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid an additional charge to the Corporation’s earnings for financial reporting purposes over that recognized at the date of grant and valued at Fair Market Value on the Exercise Date; or

(C)                                if previously authorized by the Board, in its sole discretion, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

(iii)                               Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv)                              Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b)                                 As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c)                                  In no event may this option be exercised for any fractional shares.

10.                                 Compliance with Laws and Regulations.

(a)                                  The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

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(b)                                 The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

11.                                 Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.

12.                                 Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13.                                 Construction. All decisions of the Board with respect to any question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in this option.

14.                                 Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

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EXHIBIT I

NOTICE OF EXERCISE

I hereby notify Websense, Inc. (the “Corporation”) that I elect to purchase                              shares of the Corporation’s Common Stock (the “Purchased Shares”) at the option exercise price of $                          per share (the “Exercise Price”) pursuant to that certain option (the “Option”) granted to me on                                     ,               .

Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, if previously authorized by the Board, in its sole discretion, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.

                                            ,

Date

Optionee

Address:

Print name in exact manner it is to appear on the stock certificate:

Address to which certificate is to be sent, if different from address above:

Social Security Number:

APPENDIX

The following definitions shall be in effect under the Agreement:

A.                                   Agreement shall mean this Stock Option Agreement.

B.                                     Board shall mean the Corporation’s Board of Directors.

C.                                     Cause for termination shall mean a termination of your employment by the Corporation based upon a good faith determination by the Board that one or more of the following has occurred: (a) your commission of a material act of fraud with respect to the Corporation, (b) your intentional refusal or willful failure to carry out the reasonable instructions of the Board, (c) your conviction of, or plea of nolo contendere to, at any time, a misdemeanor crime of moral turpitude or a felony (even if such has occurred prior to your employment with the Corporation), (d) your gross misconduct in connection with the performance of your duties, or (e) your material breach of your obligations to the Corporation or any agreement between you and the Corporation.

D.                                    Change in Control shall mean shall mean any of the following:

(i)                                     the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than by the Corporation or any affiliate thereof or any affiliate of a shareholder of the Corporation immediately prior to such acquisition, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power or economic interests of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors;

(ii)                                  a change in the composition of the Board occurring within a twenty-four month period, as a result of which fewer than a majority of the directors of the Board are Incumbent Directors;

(iii)                               a reorganization, merger, or consolidation, in each case, with respect to which all or substantially all of the persons that were the respective beneficial owners of the voting securities of the Corporation immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger, or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such reorganization, merger, or consolidation; or

(iv)                              the sale or other disposition of all or substantially all of the assets of the Corporation in one transaction or series of related transactions.

(v)                                 Notwithstanding the foregoing, a Change in Control shall not be deemed to occur because a majority or more of the outstanding voting securities of the Corporation is acquired by (a) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Corporation or any of its affiliates, or (b) any person that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Corporation in approximately the same proportion as their ownership of stock in the Corporation immediately prior to such acquisition.

E.                                      Common Stock shall mean shares of the Corporation’s common stock.

F.                                      Code shall mean the Internal Revenue Code of 1986, as amended.

G.                                     Corporation shall mean Websense, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Websense, Inc. which shall by appropriate action assume the Option.

H.                                    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.                                         Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

J.                                        Exercise Price shall mean the exercise price per Option Share as specified in the Grant Notice.

K.                                    Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

L.                                      Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)                                     If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists, or

(ii)                                  If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

M.                                 Good Reason shall mean your resignation within ninety (90) days of the occurrence of any one or more of the following events without your written consent, provided that you comply with a reasonable Good Reason process providing the Corporation with an opportunity to cure the alleged Good Reason: (a) a material reduction in your base salary and/or target bonus other than in connection with a Corporation-wide reduction in executive compensation, (b) a material reduction in your benefits, other than in connection with a Corporation-wide reduction in executive benefits, (c) a material and significant reduction in your authority, title and/or duties without Sufficient Basis, (d) a requirement that you relocate more than thirty-five (35) miles from your then-current office location. Notwithstanding the foregoing sentence, your receipt of less bonus or no bonus as a result of not meeting the relevant goals for a bonus is not a Good Reason.

N.                                    Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

O.                                    Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

P.                                      Incumbent Directors shall mean members of the Board who are (a) members of the Board as of the date hereof, or (b) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination.

Q.                                    Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

R.                                     Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

S.                                      Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

T.                                     Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

U.                                    Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

V.                                     Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W.                                Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

X.                                    Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

Y.                                     Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

Z.                                     Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

AA.                         Sufficient Basis shall mean a reassignment or reduction in duties as a result of disciplinary action based upon serious violation of Corporation policy or violation of an agreement between you and the Corporation.

NON-PLAN INDUCEMENT GRANT

WEBSENSE, INC.

NON-PLAN INDUCEMENT GRANT

SUMMARY AND PROSPECTUS

The date of this Prospectus is January 9, 2006

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T2.	Will the exercise of a non-statutory option result in federal income tax liability to me?	8
T3.	Will I recognize additional income when I sell shares acquired under a non-statutory option?	8
T4.	What are the consequences of paying the exercise price of a non-statutory option in the form of shares of Common Stock previously acquired upon the exercise of employee options or through open-market purchases?	9
T5.	What are the federal tax consequences to the Corporation?	9

FEDERAL TAX RATES		9

T6.	What are the applicable federal tax rates?	9

CORPORATION INFORMATION		9

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THIS DOCUMENT CONSTITUTES PART OF THE OFFICIAL PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

Websense, Inc., a Delaware corporation (the “Corporation”), is offering shares of its common stock (the “Common Stock”) to eligible individuals pursuant to special inducement non-statutory stock option grants. The purpose of the grants is to offer persons who have not previously been employees or directors of the Corporation, or following a bona fide period of non-employment (“New Hires”) the opportunity to acquire an ownership interest in the Corporation as an inducement material to such persons entering into employment with the Corporation. Unless the context indicates otherwise, all references to the Corporation in this Summary and Prospectus include Websense, Inc. and its parent and subsidiary corporations, whether now existing or subsequently established.

QUESTIONS AND ANSWERS ABOUT THE OPTION GRANTS

This Summary and Prospectus sets forth in question and answer format the principal terms of the option grants which may be made from time to time to New Hires as an inducement material to such individuals entering into employment with the Corporation, including individuals who will commence providing services to the Corporation as executive officers of the Corporation or Board members subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934 (the “1934 Act”). Such individuals will be referred to in this document as “Section 16 Insiders.”

GRANT OF OPTIONS

1.                                      How are options granted?

The Board has complete discretion to determine when and to whom options will be granted and the terms of each such grant. Your option grant will be evidenced by one or more option documents (collectively, the “Option Agreement”) executed by the Corporation and you.

2.                                      How is the exercise price determined?

The exercise price of your option will be determined by the Board.

3.                                      How is the fair market value of the Common Stock determined?

The fair market value per share of Common Stock on any relevant date will be the closing selling price per share on that date, as reported on the Nasdaq National Market and published in The Wall Street Journal. If the Common Stock is not traded on that day, the fair market value will be the closing selling price per share on the last preceding date for which such quotation exists.

4.                                      What type of option have I been granted?

You have been granted a non-statutory stock option that is not intended to satisfy the requirements of Internal Revenue Code Section 422 to be an “Incentive Stock Option.”  For information about the tax consequences of your option transactions, see the “Questions and Answers on Federal Tax Consequences” section below.

5.                                      Can the Corporation cancel my option and grant me a new option?

Yes. The Board has the authority to cancel outstanding options and to issue new options in replacement, but your consent will be required in connection with your participation in any such cancellation/regrant program. The new options can cover the same or a different number of shares of Common Stock and will have an exercise price per share not less than the fair market value of the Common Stock on the new grant date. In addition, it is likely that the new options will have a vesting schedule based on the new grant date, without any credit provided for the period the cancelled options were outstanding.

6.                                      Can I assign or transfer my option?

Generally, no. Your option generally cannot be assigned or transferred, except by the provisions of your will or the laws of inheritance following your death or pursuant to any beneficiary designation you have in effect for your option at the time of your death. However, to the extent permitted by the Board, your option will be assignable in whole or in part during your lifetime to one or more members of your immediate family or to a trust established exclusively for one or more such family members or to your former spouse. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. No such assignment will be permitted, however, unless it is effected in connection with your estate plan or pursuant to a domestic relations order.

7.                                      When do I acquire the rights of a stockholder?

You will not have any stockholder rights with respect to the option shares. You will not acquire stockholder rights until you exercise the option, pay the exercise price and become a holder of record of the purchased shares.

EXERCISE OF OPTIONS

8.                                      When may I exercise my option?

Your option will become exercisable for the option shares in a series of installments over the period that you remain in the Corporation’s service. The exercise schedule applicable to your option will be determined by the Board at the time of grant and will be set forth in the Option Agreement. You may exercise your option at any time for the shares for which your option is exercisable, provided you do so before the option terminates.

9.                                      When will my option terminate?

The actual expiration date of your option will be set forth in the Option Agreement. Your option may, however, terminate prior to its designated expiration date in the event of your termination of service or upon the occurrence of certain other events. See the “Early Termination of Options” section below.

10.                               How do I exercise my option?

To exercise your option, you must provide the Corporation with written notice of the exercise in which you indicate the number of shares to be purchased under your option. The notice must be accompanied by payment of the exercise price for the purchased shares, together with appropriate proof that the person exercising the option (if other than yourself) has the right to effect such exercise. You will be required to satisfy all applicable income and employment tax withholding requirements at that time. For information about such tax withholding, see the “Questions and Answers on Federal Tax Consequences” section below.

11.                               How do I pay the exercise price?

The exercise price may be paid in cash or check payable to the Corporation or in shares of Common Stock. Any shares delivered in payment of the exercise price will be valued at fair market value on the exercise date and must have been held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes (generally a six (6)-month period).

The Board may, in its sole discretion, elect to allow you to use a cashless exercise procedure to exercise your option. To use this procedure, you must provide irrevocable instructions to a Corporation-designated brokerage firm to effect the immediate sale of the vested shares of Common Stock purchased under your option and to pay over to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes. Concurrently with such instructions, you must also direct the Corporation to deliver the certificates for the purchased shares to the brokerage firm in order to complete the sale.

12.                               Can my tax withholding obligations upon exercise of my option be satisfied from the shares of Common Stock purchased under my option?

The Board may, in its sole discretion, elect to allow you to have the Corporation withhold, from the shares of Common Stock purchased under your option, a portion of those shares with a fair market value equal to a designated percentage (not to exceed one hundred percent (100%)) of the federal, state and local income and employment withholding taxes to which you may become subject in connection with the exercise of your option. In lieu of such direct withholding, the Board may allow you to deliver previously acquired shares of Common Stock in satisfaction of the withholding tax liability. However, no shares of Common Stock will actually be withheld or accepted in satisfaction of such withholding tax liability except to the extent approved by the Board, and any such withheld or delivered shares will be valued at fair market value on the date of the option exercise.

EARLY TERMINATION OF OPTIONS

13.                               What happens to my options if my service terminates?

After your termination of service for any reason other than death, disability or Misconduct (as defined below in Question 14), you will have a limited period of time in which to exercise your outstanding options for any shares of Common Stock in which you are vested on the date your service terminates. The length of this period will be set forth in your Option Agreement and will generally not be in excess of three (3) months. However, your option will in all events terminate on the specified expiration date of the option term. To the extent your options are not exercisable for one or more vested shares at the time of your termination of service, your options will immediately terminate and cease to be outstanding with respect to those unvested shares.

Unless your Option Agreement specifically provides otherwise, you will be deemed to continue in service for so long as you render services to the Corporation, whether as (i) an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, (ii) a non-employee Board member or (iii) a consultant or other independent advisor.

The Board has the discretion to extend the period during which you may exercise one or more of your options following your termination of service and/or to permit such options to be exercised not only with respect to the number of shares of Common Stock in which you are at the time vested but also with respect to one or more additional installments in which you would have vested had you continued in service. You will be notified in writing in the event the Board decides to provide you with any of those additional benefits.

14.                               What happens to my options if I am discharged from service for Misconduct?

Should you be discharged from service for Misconduct or otherwise engage in Misconduct while your options are outstanding, then all of your outstanding options will immediately terminate. Misconduct includes (i) any act of fraud, embezzlement or dishonesty, (ii) any unauthorized use or disclosure of confidential information or trade secrets of the Corporation, or (iii) any other intentional misconduct adversely affecting the business or affairs of the Corporation in a material manner. However, the foregoing list is not inclusive of all the acts or omissions which may be considered as grounds for dismissal or discharge of any individual in the Corporation’s service.

15.                               What happens to my options if I die or become disabled?

If you die while any of your options are outstanding, the personal representative of your estate or the person or persons to whom the options are transferred by the provisions of your will or the laws of inheritance or pursuant to the beneficiary designation you have in effect for those options may exercise each of those options for any or all vested shares of Common Stock for which the option was exercisable on the date your service with the Corporation terminated, less any shares you may have subsequently purchased prior to your death. The right to exercise each such option will lapse upon the earlier of (i) the expiration of the option term or (ii) the first anniversary of the date of your death.

If you terminate your service with the Corporation because you become permanently disabled, you will normally have a period of twelve (12) months from such termination date during which to exercise your options for any or all of the vested shares for which those options were exercisable at the time of such termination. In no event, however, may you exercise any option after the specified expiration of the option term. For purposes of your option grant, you will be deemed to be permanently disabled if you are unable to perform any substantial gainful activity by reason of any medically-determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) consecutive months or more.

16.                               What happens to my options if the Corporation is acquired or merged?

In the event of a Corporate Transaction, your option will automatically vest on an accelerated basis so that your option will, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares. However, your option will not vest and become exercisable on such an accelerated basis, if and to the extent: (i) the option is assumed by the successor corporation, (ii) such option is replaced with a cash incentive program which preserves the option spread existing on the unvested shares subject to the option at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of the option is subject to other limitations imposed by the Board in the Option Agreement.

Your option will, to the extent not assumed by the successor corporation, terminate and cease to be outstanding immediately following the completion of the Corporate Transaction.

A Corporate Transaction will be deemed to occur upon (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or (ii) a sale, transfer or other disposition of all or substantially all the assets of the Corporation in liquidation or dissolution of the Corporation.

17.                               What happens to my options that are assumed upon a Corporate Transaction?

If your option is assumed by a successor corporation in a Corporation Transaction, then your option will, immediately after the Corporate Transaction, be appropriately adjusted to apply to the number and class of securities which would have been issued to you in consummation of the Corporate Transaction had your option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the exercise price payable per share under your assumed option, provided the aggregate exercise price for the option shares will remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of your option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

The Board may structure one or more options so that those options will immediately vest and become exercisable for all the option shares as fully vested shares upon an Involuntary Termination of the optionee’s service within a designated period (not to exceed eighteen (18) months) following the effective date of a Corporate Transaction in which the options are assumed or are otherwise continued in effect. You should review your Option Agreement to determine whether the options you hold will in fact accelerate upon such an Involuntary Termination.

An Involuntary Termination will be deemed to occur upon (i) the optionee’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct or (ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate performance-based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the optionee’s consent.

18.                               What happens to my options if there is a change in control of the Corporation?

The Board may structure one or more options so that those options will immediately vest and become exercisable for all the option shares as fully vested shares either upon the occurrence of a Change in Control or upon an Involuntary Termination of the optionee’s service within a designated period (not to exceed eighteen (18) months) following the effective date of that Change in Control. You should review your Option Agreement to determine whether the options you hold will in fact accelerate upon a Change in Control or your subsequent Involuntary Termination.

A Change in Control will be deemed to occur in the event (i) any person directly or indirectly acquires securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders or (ii) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

DISPOSITION OF SHARES

19.                               When can I sell my shares acquired pursuant to the exercise of my option?

If you are a Section 16 Insider, you will be subject to certain restrictions in connection with your option grant. These restrictions are described in detail in the “Restrictions on Resale” section below.

MISCELLANEOUS

20.                               Is financing available?

As a result of the Sarbanes-Oxley Act of 2002, the Company may no longer allow Section 16 Insiders to finance their acquisition of shares of Common Stock through the use of promissory notes. However, if you are not a Section 16 Insider, the Board may assist you in the acquisition of shares of Common Stock by permitting you to pay the purchase price for the shares through a promissory note payable in one or more installments. The terms of any such promissory note, including the interest rate and terms of repayment, will be established in the sole discretion of the Board. Promissory notes will be made on a full-recourse basis, and the maximum credit available to you may not exceed the purchase price payable for the acquired shares plus any withholding tax liability incurred by you in connection with such acquisition. In addition, the Corporation will comply with all applicable requirements of Regulation U of the Board of Governors of the Federal Reserve System in connection with any financing extended to you.

21.                               Do I have the right to remain employed until my options vest?

No. Nothing in any option grant is intended to provide any person with the right to remain in the Corporation’s service for any specific period, and both you and the Corporation will each have the right to terminate your service at any time and for any reason, with or without cause.

22.                               Are there any circumstances which would cause me to lose my rights with respect to an option grant?

Yes. The grant of options and the issuance of Common Stock under such options are subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Corporation’s grant of options. It is possible that the Corporation could be prevented from granting options or from issuing shares of Common Stock in the event one or more required approvals or permits were not obtained.

23.                               Does the grant of an option affect my eligibility to participate in stock plans or other compensatory plans of the Corporation?

No. Option grants do not in any way affect, limit or restrict your eligibility to participate in any other stock plan or other compensation or benefit plan or program maintained by the Corporation.

24.                               What is a parent corporation?

A corporation is a parent corporation if such corporation owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of the Corporation’s outstanding securities.

25.                               What is a subsidiary corporation?

A corporation is a subsidiary corporation if the Corporation owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of the outstanding securities of that corporation.

26.                               What shares of Common Stock will be issued to me upon exercise of my option?

The Common Stock will be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares repurchased on the open market.

27.                               What happens if there is a change in the Corporation’s capital structure?

In the event of a Recapitalization, appropriate adjustments will automatically be made to the number and/or class of securities and the exercise price per share in effect under your outstanding options. The adjustments to your outstanding options will preclude the dilution or enlargement of your rights and benefits available under those options.

A Recapitalization will include any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration.

28.                               Can my option be amended or terminated?

Yes. However, no amendment or modification may, without your consent, adversely affect your rights and obligations under your outstanding stock options.

RESTRICTIONS ON RESALE

29.                               What restrictions apply if I am a Section 16 Insider?

Section 16(b) of the 1934 Act requires the Corporation to recover any profit realized by any officer, director or beneficial owner of more than ten percent (10%) of the outstanding Common Stock (a “Section 16 Insider”) from any purchase and sale, or sale and purchase, of such Common Stock made within a period of less than six (6) months.

The Securities and Exchange Commission (the “SEC”) has issued a series of revised rules under Section 16(b) of the 1934 Act which govern the short-swing liability treatment of certain transactions effected by a Section 16 Insider under equity incentive plans. The application of those rules to option transactions may be summarized as follows.

Option Grant. The receipt of an option grant will not be treated as an exempt “purchase” of the underlying option shares for short-swing liability purposes.

Option Exercise. The exercise of an option will be an exempt purchase so that it will not be treated as a “purchase” of the acquired shares for short-swing liability purposes.

Delivery of Shares. The delivery of shares of Common Stock in payment of the exercise price will be treated as an exempt sale for short-swing liability purposes.

Stock Withholding. The withholding of a portion of the shares of Common Stock otherwise issuable to the Section 16 Insider by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of his or her outstanding option will be treated as an exempt sale for short-swing liability purposes if such withholding is approved by the Board at the time of the option exercise or at any earlier time. The delivery of shares of Common Stock out of the Section 16 Insider’s existing investment portfolio in satisfaction of the applicable tax withholding liability similarly will be treated as an exempt sale for short-swing liability purposes if approved by the Board.

Sale of Shares. The sale of any shares acquired will be treated as a “sale” for short-swing liability purposes and will be matched with any non-exempt purchases of Common Stock (e.g. open-market purchases) made within six (6) months before or after the date of such sale.

Reporting Requirements

As a result of the Sarbanes-Oxley Act of 2002, each of the following transactions involving the Section 16 Insider must be reported on a Form 4 filed by such individual no later than the close of the second business day following the date on which such transaction occurs:

•                                          Receipt of option grant

•                                          Exercise of option grant, whether or not the acquired shares are sold immediately

•                                          Sale of Common Stock acquired upon option exercise

If the exercise price is paid with shares of Common Stock, then the disposition of those shares should also be reported on the same Form 4 for the option exercise.

When shares of Common Stock are withheld in satisfaction of applicable withholding taxes, the Section 16 Insider should report the gross number of shares acquired upon the exercise of the option (including the withheld shares) on the Form 4 reporting the option exercise and should also report the disposition of the withheld shares on that same Form 4 on which the option exercise is reported.

30.                               What restrictions apply if I am an affiliate?

In general, persons with power to manage and direct the policies of the Corporation, their relatives and trusts, estates, corporations or other entities controlled by any of those persons may be deemed to be affiliates of the Corporation. Affiliates of the Corporation are obligated to resell their shares of Common Stock in compliance with SEC Rule 144. This rule requires such sales to be effected in “brokers’ transactions,” as defined in the rule, and a written notice of each sale must be filed with the SEC at the time of such sale. The rule also limits the number of shares which may be sold in any three (3)-month period to the greater of (i) one percent (1%) of the outstanding shares of Common Stock or (ii) the average weekly reported volume of trading in such shares on all securities exchanges during the four (4) calendar weeks preceding the filing of the required notice of proposed sale. However, there will be no Rule 144 holding period requirements applicable to the shares of Common Stock acquired pursuant to the exercise of your option.

As an officer or director of the Corporation, you should consult with counsel before offering for sale any shares of Common Stock acquired pursuant to the exercise of an option in order to assure your compliance with Rule 144, Section 16 and all other applicable provisions of federal and state securities laws.

QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES

CIRCULAR 230 DISCLAIMER. THE FOLLOWING DISCLAIMER IS PROVIDED IN ACCORDANCE WITH THE INTERNAL REVENUE SERVICE’S CIRCULAR 230 (21 C.F.R. PART 10). THIS ADVICE IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY YOU FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON YOU. THIS ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF PARTICIPATION IN THE COMPANY’S EQUITY INCENTIVE PLANS. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a general description of the United States federal income tax consequences of certain option transactions. You should understand, however, that this tax information is not complete. For example, it does not address state or local tax laws or the application of laws if you are subject to tax laws in other countries. Furthermore, because tax laws and regulations may change, and interpretations of these laws and regulations can change the way the laws and regulations apply to you, this information may need to be updated after the delivery of this prospectus. Therefore, you should consult with a tax advisor if you have questions relating to the tax consequences of participation in, and the sale of shares received under the Plan.

T1.                              Will the grant of a non-statutory option result in federal income tax liability to me?

No.

T2.                              Will the exercise of a non-statutory option result in federal income tax liability to me?

You will recognize ordinary income in the year in which your non-statutory option is exercised in an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for those shares. This income will be reported by the Corporation on your W-2 wage statement for the year of exercise (or on a Form 1099 if you are not an employee), and you will be required to satisfy the tax withholding requirements applicable to this income.

T3.                              Will I recognize additional income when I sell shares acquired under a non-statutory option?

Yes. You will recognize a capital gain to the extent the amount realized upon the sale of such shares exceeds their fair market value at the time you recognized the ordinary income with respect to their acquisition. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value. The gain or loss will be long-term if the shares are held for more than one (1) year prior to the disposition.

(Please see Question T6 below for the tax rates applicable to capital gain.)  The holding period normally starts at the time the non-statutory option is exercised.

T4.                              What are the consequences of paying the exercise price of a non-statutory option in the form of shares of Common Stock previously acquired upon the exercise of employee options or through open-market purchases?

You will not recognize any taxable income to the extent the shares of Common Stock received upon the exercise of the non-statutory option equal in number the shares of Common Stock delivered in payment of the exercise price. For Federal income tax purposes, these newly-acquired shares will have the same basis and capital gain holding period as the delivered shares. To the extent the delivered shares were acquired under an Incentive Option, the new shares received upon the exercise of the non-statutory option will continue to be subject to taxation as Incentive Option shares.

The additional shares of Common Stock received upon the exercise of the non-statutory option will, in general, have to be reported as ordinary income for the year of exercise in an amount equal to their fair market value on the exercise date. These additional shares will have a tax basis equal to such fair market value and a capital gain holding period measured (in general) from the exercise date.

T5.                              What are the federal tax consequences to the Corporation?

The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the exercise of the non-statutory option. The deduction will, in general, be allowed for the taxable year of the Corporation in which you recognize such ordinary income.

FEDERAL TAX RATES

T6.                              What are the applicable federal tax rates?

Currently, the maximum marginal federal income tax rate applicable to ordinary income and short-term capital gain is 35% for 2005. Currently, the maximum marginal federal income tax rate for long-term capital gain is 15%. Even lower long-term capital gain rates may apply to taxpayers in the 15% and 10% marginal income tax brackets.

Additionally, capital gains and losses are subject to certain other provisions of the Internal Revenue Code of 1986, as amended (the “Code”) not applicable to ordinary income. For example, capital gains and losses are netted against other capital gains and losses, but only $3,000 of net capital losses may be deducted against ordinary income in any calendar year by any individual taxpayer. Consult your tax advisor for more information regarding the rates and provisions that apply to you.

CORPORATION INFORMATION

Websense, Inc. is a Delaware corporation which maintains its principal executive offices at 10240 Sorrento Valley Road, San Diego, CA  92121. The telephone number at the executive offices is (858) 320-8000. You may contact the Corporation at this address or telephone number for further information.

An important part of your participation in the Plan is understanding the Company, its products, operations, and financial condition. You can keep yourself informed about the Company by reviewing proxy statements, reports to stockholders, and other documents that we prepare for our stockholders and the general public. If you become one of our stockholders, you will be entitled to attend our stockholder meetings and to vote in the election of directors and on other matters brought before the stockholders.

The United States federal securities laws require the Company to provide information about its business and financial status in (a) Annual Reports, commonly filed on a Form 10-K; (b) Quarterly Reports, commonly filed on a Form 10-Q; and (c) Current Reports relating to important corporate events occurring during the year, commonly filed on a Form 8-K. These reports are filed with the Securities and Exchange Commission (the “SEC”). The Company also prepares and files with the SEC a proxy statement in connection with its Annual Meeting of Stockholders. The proxy statement provides further information about the Company and its officers, directors, and major stockholders.

From time to time the Company may also file other documents with the SEC as required by Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act. The following documents we filed with the SEC are incorporated by reference into these materials, which constitute the prospectus for the Plan:

(a)                                  The Company’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the 1934 Act, or either (1) our latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that contains audited financial statements for our latest fiscal year for which such statements have been filed, or (2) our effective registration statement on Form 10 or 20-F filed under the 1934 Act containing audited financial statements for our latest fiscal year.

(b)                                 All other reports filed pursuant to Sections 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report, the prospectus or the registration statement referred to in (a) above.

(c)                                  The description of our common stock which is contained in a registration statement filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of the filing of such reports and documents, if such reports or other documents are filed (a) after the date of this prospectus, and (b) prior to the filing of a post effective amendment which indicates that all securities offered pursuant to the registration statement on Form S-8 we filed with the SEC registering the shares reserved under the Plan have been sold or which deregisters all securities then remaining unsold.

A copy of these documents is always available without charge and upon written or oral request directed to the Stock Plan Administrator at 10240 Sorrento Valley Road, San Diego, CA 92121 or (858) 320-8000. If you are already one of our stockholders or a participant in any of our equity incentive plans, you should already receive either paper or electronic copies of our proxy statement, reports to stockholders, and other stockholder communications. If you have not already received a copy of our current annual report, a copy should be delivered to you with these materials. Whether or not you have already received this information, copies of our current annual report or other stockholder communications are always available without charge and upon written or oral request directed to the Stock Administrator. Alternatively, copies of the most recent reports containing audited financial statements for our most recent fiscal year (which may be the final prospectus by which shares of our common stock are sold to the general public or the annual report to our stockholders) and our other SEC filings, are available through the Company’s filings with the SEC on the following web site:

http://www.sec.gov/edgar/searchedgar/companysearch.html.

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